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                                                                    Exhibit 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-103257) of Nuvelo, Inc. of our report dated June 2, 2003, relating to the financial statements of Variagenics, Inc., which report appears in the Current Report on Form 8-K/A of Nuvelo, Inc. dated July 3, 2003 and which Form 8-K/A is incorporated by reference in this amendment to the Form S-3 of Nuvelo, Inc. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.



/s/ PricewaterhouseCoopers LLP

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Boston, Massachusetts

July 3, 2003